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                                                                    EXHIBIT 17.3







                                  March 9, 2001

Board of Directors
U.S. Restaurant Properties, Inc.
12240 Inwood Road
Suite 200
Dallas, Texas 75244

         Re:      Resignation

Gentlemen:

         Effective immediately I resign as a director of U.S. Restaurant Properties, Inc. and from any other position I currently hold with such company and any of its subsidiaries.

                                       Sincerely,

                                       -----------------------------------------
                                       David K. Rolph